Exhibit 10.5








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                       CONVERTIBLE DEMAND NOTE AND WARRANT
                               PURCHASE AGREEMENT

                                     between

                           MEDICAL STERILIZATION, INC.

                                       and

                   THE SEVERAL PURCHASERS NAMED IN SCHEDULE I


                          Dated as of January 30, 1989




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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I     PURCHASE, SALE AND TERMS OF NOTES AND WARRANTS

              Section 1.01 The Notes........................................  6
              Section 1.02 The Warrants.....................................  6
              Section 1.03 Purchase and Sale of Notes 1 and Warrants........  6
                           (a)   The Closing................................  6
                           (b)   Allocation of Purchase Price...............  7
              Section 1.04 Payments and Endorsements........................  7
              Section 1.05 Demand for Payment...............................  7
              Section 1.06 Payment on Non-Business Days.....................  7
              Section 1.07 Registration, etc................................  7
              Section 1.08 Transfer and Exchange of Notes...................  8
              Section 1.09 Replacement of Notes.............................  8
              Section 1.10 Conversion of Notes..............................  9
                           (a)   Mandatory Conversion.......................  9
                           (b)   Optional Conversion........................ 10
                           (c)   Conversion Value........................... 11
                           (d)   No Deletion or Impairment.................. 11
                           (e)   Cash in Lieu of Fractional Shares.......... 11
                           (f)   Notice of Record Date...................... 11

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              Section 2.01 Organization, Qualifications and Corporate Power.. 12
              Section 2.02 Authorization of Agreements, Etc.................. 13
              Section 2.03 Validity.......................................... 14
              Section 2.04 Authorized Capital Stock.......................... 14
              Section 2.05 Financial Statements.............................. 15
              Section 2.06 Events Subsequent to the Date of the Balance Sheet 16
              Section 2.07 Litigation; Compliance with Law................... 16
              Section 2.08 Proprietary Information of Third Parties.......... 17
              Section 2.09 Title to Properties............................... 17
              Section 2.10 Leasehold Interests............................... 18
              Section 2.11 Insurance......................................... 18
              Section 2.12 Taxes............................................. 18
              Section 2.13 Other Agreements.................................. 18
              Section 2.14 Patents, Trademarks, Etc.......................... 21


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                                                                            Page

              Section 2.15 Loans and Advances................................ 21
              Section 2.16 Assumptions, Guarantees, Etc. of Indebtedness of
                           Other Persons..................................... 21
              Section 2.17 Significant Customers and Suppliers............... 21
              Section 2.18 Governmental Approvals............................ 22
              Section 2.19 Disclosure........................................ 22
              Section 2.20 Offering of the Notes, the Warrants, the Common
                           Conversion Shares, the Preferred Conversion Shares
                           and the Preferred Shares.......................... 23
              Section 2.21 Brokers........................................... 23
              Section 2.22 Officers.......................................... 23
              Section 2.23 Transactions with Affiliates...................... 23
              Section 2.24 Employees......................................... 24
              Section 2.25 U.S. Real Property Holding Corporation............ 24
              Section 2.26 Authorization of Stockholders' Meeting............ 24

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS............... 24

ARTICLE IV    CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS................ 25

ARTICLE V     COVENANTS OF THE COMPANY....................................... 32

              Section 5.01 Financial Statements, Reports, Etc................ 32
              Section 5.02 Right of First Refusal............................ 33
              Section 5.03 Reserve for Preferred Shares, Common Conversion
                           Shares and Preferred Conversion Shares............ 34
              Section 5.04 Corporate Existence............................... 35
              Section 5.05 Properties, Business, Insurance................... 35
              Section 5.06 Inspection, Consultation and Advice............... 35
              Section 5.07 Restrictive Agreements Prohibited................. 35
              Section 5.08 Transactions with Affiliates...................... 35
              Section 5.09 Expenses of Directors............................. 36
              Section 5.10 Use of Proceeds................................... 36
              Section 5.11 Board of Directors Meetings....................... 36
              Section 5.12 Compensation...................................... 36
              Section 5.13 By-laws........................................... 36
              Section 5.14 Performance of Contracts.......................... 37
              Section 5.15 Vesting of Reserved Employee Shares............... 37
              Section 5.16 Employee Nondisclosure and Developments Agreements 37
              Section 5.17 Mergers, Sale of Assets, Etc. of Subsidiaries..... 37
              Section 5.18 Maintenance of Ownership of Subsidiaries.......... 37
              Section 5.19 Distributions by Subsidiaries..................... 38

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                                                                            Page

              Section 5.20 Compliance with Laws.............................. 38
              Section 5.21 Keeping of Record and Books of Account............ 38
              Section 5.22 Change in Nature of Business...................... 38
              Section 5.23 U.S. Real Property Interest Statement............. 38
              Section 5.24 Punctual Payment.................................. 38
              Section 5.25 Authorization of Preferred Stock.................. 38
              Section 5.26 Restrictions...................................... 39

ARTICLE VI    EVENTS OF DEFAULT.............................................. 39
              Section 6.01 Events of Default................................. 39
              Section 6.02 Annulment of Defaults............................. 41

ARTICLE VII   MISCELLANEOUS.................................................. 41

              Section 7.01 Expenses.......................................... 41
              Section 7.02 Survival of Agreements............................ 41
              Section 7.03 Brokerage......................................... 42
              Section 7.04 Parties in Interest............................... 42
              Section 7.05 Notices........................................... 42
              Section 7.06 Governing Law..................................... 42
              Section 7.07 Entire Agreement.................................. 43
              Section 7.08 Counterparts...................................... 43
              Section 7.09 Amendments........................................ 43
              Section 7.10 Severability...................................... 43
              Section 7.11 Titles and Subtitles.............................. 43
              Section 7.12 Certain Defined Terms............................. 43
              Section 7.13 Accounting Terms.................................. 44


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INDEX TO SCHEDULES

SCHEDULE I               Purchasers
SCHEDULE II              Disclosure Schedule
SCHEDULE III             Subsidiaries
SCHEDULE IV              Security Holders
SCHEDULE V(A)
  and (B)                Agreements


INDEX TO EXHIBITS

EXHIBIT A                Form of Convertible Demand Notes
EXHIBIT B                Form of Common Stock Purchase Warrants
EXHIBIT C                Charter
EXHIBIT D                Charter Amendment
EXHIBIT E                Form of Registration Rights Agreement
EXHIBIT F                Form of Stock Restriction Agreement
EXHIBIT G                Form of Employment Agreement



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         CONVERTIBLE DEMAND NOTE AND WARRANT PURCHASE AGREEMENT dated as of
January 30, 1989 between Medical Sterilization, Inc., a New York corporation (the "Company"), and the several purchasers named in the attached Schedule I (individually a "Purchaser" and collectively the "Purchasers").

         WHEREAS, the Company wishes to issue and sell to the Purchasers its Convertible Demand Notes, due 1994, and its Common Stock Purchase Warrants; and

         WHEREAS, the Purchasers, severally, wish to purchase the Notes and Warrants on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                 PURCHASE, SALE AND TERMS OF NOTES AND WARRANTS

         SECTION 1.01 The Notes. The Company has authorized the issuance and sale to the Purchasers of the Company's Convertible Demand Notes, due 1994, in the original principal amount of $1,000,000. The Convertible Subordinated Notes shall be substantially in the form set forth in Exhibit A hereto and are herein referred to individually as a "Note" and collectively as the "Notes", which terms shall also include any notes delivered in exchange or replacement therefor.

         SECTION 1.02 The Warrants. The Company has also authorized the issuance and sale to the Purchasers of the Company's Common Stock Purchase Warrants for the purchase (subject to adjustment as provided therein) of 285,715 shares of the Company's Common Stock, $.01 par value (the "Common Stock"). The Common Stock Purchase Warrants shall be substantially in the form set forth in Exhibit B hereto and are herein referred to individually as a "Warrant" and collectively as the "Warrants", which terms shall also include any warrants delivered in exchange or replacement therefor.

         SECTION 1.03 Purchase and Sale of Notes and Warrants.

         (a) The Closing. The Company agrees to issue and sell to each Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each Purchaser agrees to purchase, the principal amount of the Notes and Warrants for the purchase of the number of shares of Common Stock set forth opposite the name of such Purchaser under the headings "Principal Amount of Notes" and "Warrant Shares", respectively, on
Schedule I, at the aggregate purchase price set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price" on Schedule I. Such purchase and sale shall take place at a closing (the "Closing") to be held at the offices of Testa, Hurwitz & Thibeault, Exchange Place, 53 State Street,

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Boston, Massachusetts, on January 30, 1989 at 10:00 a.m., or at such other location date and time as may be agreed upon by the Purchasers and the Company (such date and time being called the "Closing Date"). At the Closing the Company shall issue and deliver to each Purchaser Notes, payable to the order of such Purchase, in the principal amount set forth opposite the name of such Purchaser under the heading "Principal Amount of Notes" on Schedule I and Warrants, registered in the name of such Purchaser, to purchase (subject to adjustment as provided therein) the number of shares of the Company's Common Stock set forth opposite the name of such Purchaser under the heading "Warrant Shares" on
Schedule I. As payment in full for the Notes and Warrants being purchased by it under this Agreement, and against delivery of the Notes and Warrants as aforesaid, on the Closing Date each Purchaser shall deliver to the Company a check payable to the Company, in the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price" on Schedule I, or shall transfer such sum to the account of the Company by wire transfer.

         (b) Allocation of Purchase Price. The Company and the Purchasers, having adverse interests and as a result of arm's length bargaining, agree that
(i) neither the Purchasers nor any of their respective partners have rendered or have agreed to render any services to the Company in connection with this Agreement or the issuance of the notes and Warrants; (ii) the Warrants are not being issued as compensation; and (iii) for the purpose, and within the meaning, of Proposed Treasury Regulation Section 1.1273-2(d)(2)(iv), the aggregate issue price at which the Notes would be issued if they were issued apart from the Warrants is $990,000.

         The Company and the Purchaser recognize that this Agreement determines the original issue discount to be taken into account by the Company and the Purchaser for Federal income tax purposes on the Notes, and they agree to adhere to this Agreement for such purposes.

         SECTION 1.04 Payments and Endorsements. Payments of principal and interest on the Notes shall be made directly by check duly mailed or delivered to each Purchaser at its address set forth on Schedule I, without any presentment or notation of payment, except that prior to any transfer of any Note, the holder of record shall endorse on such Note a record of the date to which interest has been paid and all payments made on account of principal of such Note.

         SECTION 1.05 Demand for Payment. The principal of and interest on the Notes shall be payable on demand made by a holder thereof. Any demand for payment shall be made by written notice to the Company, which notice shall set forth the date and time for such redemption, which shall not be less than five
(5) days after the date such notice was delivered to the Company. No demand for payment may be made by any holder of the Notes prior to June 30, 1989 except in the event that (i) at a duly held meeting of the stockholders of the Company (the "Stockholders' Meeting") convened for the purposes of amending the Company's Certificate of Incorporation, as amended through the date hereof (the "Charter") as set forth in Exhibit C hereto, to provide for the creation of a

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                                       -8-


series of Preferred Stock (the "Preferred Stock") substantially on the terms set forth in Exhibit D hereto (the "Charter Amendment"), such stockholders shall fail to approve the Charter Amendment or (ii) Kenneth W. Rind, or such other person as shall be nominated for election to the Board of Directors by the holders of the Notes and the Warrants shall not have been so elected or shall have been removed from the Board of Directors.

         SECTION 1.06 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest due.

         SECTION 1.07 Registration, etc. The Company shall maintain at its principal office a register of the Notes and shall record therein the names and addresses of the registered holders of the Notes, the address to which notices are to be sent and the address to which payments are to be made as designated by the registered holder if other than the address of the holder, and the particulars of all transfers, exchanges and replacements of Notes. No transfer of a Note shall be valid unless made on such register for the registered holder or his executors or administrators or his or their duly appointed attorney, upon surrender therefor for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to the Company. Each Note issued hereunder, whether originally or upon transfer, exchange or replacement of a Note or Notes, shall be registered on the date of execution thereof by the Company or shall be dated the date to which interest has been paid on such Notes or Note. The registered holder of a Note shall be that Person in whose name the Note has been so registered by the Company. A registered holder shall be deemed the owner of a Note for all purposes of this Agreement and, subject to the provisions hereof, shall be entitled to the principal and interest evidenced by such Note free from all equities or rights of setoff or counterclaim between the Company and the transferor of such registered holder or any previous registered holder of such Note.

         SECTION 1.08 Transfer and Exchange of Notes. The registered holder of any Note or Notes may, prior to maturity thereof, surrender such Note or Notes at the principal office of the Company for transfer or exchange. Within a reasonable time after notice to the Company from a registered holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such registered holder, the Company shall issue in exchange therefor another Note or Notes, in such denominations as requested by the registered holder, for the same aggregate principal amount as the unpaid principal amount of the Note or Notes so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each new Note shall be made payable to such Person or Persons, or registered assigns, as the registered holder of such surrendered Note or Notes may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.


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         SECTION 1.09 Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, if any Note of which any Purchaser, its nominee, or any of its partners is the registered holder is lost, stolen or destroyed, the affidavit of an executive officer or general partner of the registered holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Note in replacement of such lost, stolen or destroyed note other than the registered holder's written agreement to indemnify the Company such certificates evidencing shares of Preferred Stock.

         SECTION 1.10 Conversion of Notes.

         (a) Mandatory Conversion. All outstanding Notes shall automatically be converted into the number of shares of Preferred Stock into which such Notes are convertible upon application of the then effective Preferred Stock Conversion Value immediately upon the filing by the Company of the Charter Amendment with the Secretary of State of the State of New York and the creation of the Preferred Stock. The date of such event shall referred to as the "Mandatory Conversion Date".

         Upon the occurrence of an automatic conversion specified above, the outstanding Notes shall cease to represent any obligation of the Company and shall be converted automatically without any further action by the holders of such Notes and whether or not the Notes are surrendered to the Company provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Preferred Stock issuable upon such conversion or to make any interest payment unless the Notes being converted are either delivered to the Company, or the holder notifies the Company that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith; provided, however, if any Note of which any Purchaser, its nominee, or any of its partners is the registered holder is lost, stolen or destroyed, the affidavit of an executive officer or general partner of the registered holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of such certificates evidencing shares of Preferred Stock.

         Upon the occurrence of an automatic conversion specified above, the holders of the Notes shall surrender the Notes at the office of the Company. Thereupon, there shall be issued and delivered to such holder, a certificate or certificates for the number of shares of Preferred Stock into which the Notes surrendered were convertible on the date



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                                      -10-


on which such automatic conversion occurred, cash in the amount of all accrued and unpaid interest on such Note up to and including the Mandatory Conversion Date, cash, as provided subsection 1.10(e), in respect of any fraction of a share of Preferred Stock issuable upon such conversion and any other securities or property to which the holder becomes entitled upon conversion pursuant to this Section 1.10. Such conversion shall be deemed to have been effected immediately after the filing of the Charter Amendment with the Secretary of State of the State of New York and the creation of the Preferred Stock on the Mandatory Conversion Date, and at such time the rights of the holder as holder of a Note shall cease and the Person or Persons in whose name names any certificate or certificates for shares of Preferred Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Preferred Stock represented thereby.

         (b) Optional Conversion. In the event that the Charter Amendment has not been filed with the Secretary of State of the State of New York and the Preferred Stock has not been created on or prior to June 30, 1989, any holder of the outstanding Notes after that date shall have the right, at its election, to require the Company to convert any portion of the principal of and interest on the Notes held by such holder into shares of Common Stock upon application of the then effective Common Stock Conversion Value, by delivering written notice to the Company, which notice shall set forth the date and time for such optional conversion which shall be not less than five (5) days after the date such notice was delivered to the Company (the "Optional Conversion Date"). Within five (5) days of receipt of a notice of conversion, the Company shall send written notice to all other holders of the Notes setting forth the identities of the converting holders, the number of shares of Common Stock to be issued, and the Optional Conversion Date.

         Upon the consummation of an optional conversion specified above, the Notes so converted shall cease to represent any obligation of the Company and shall be converted automatically without any further action by the holders of such Notes and whether or not the Notes are surrendered to the Company; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion or to make any interest payment unless the Notes being converted are either delivered to the Company, or the holder notifies the Company that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith; provided, however, if any Note of which any Purchaser, its nominee, or any of its partners is the registered holder is lost, stolen or destroyed, the affidavit of an executive officer or general partner of the registered holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of such certificates evidencing shares of Common Stock.

         Upon the consummation of an optional conversion specified above, the holder of the Notes so converted shall surrender the Notes at the office of the Company.


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                                      -11-


Thereupon, there shall be issued and delivered to such holder, a certificate or certificates for the number of shares of Common Stock into which the Notes surrendered were convertible on the Optional Conversion Date, cash in the amount of all accrued and unpaid interest on such Note up to and including the Optional Conversion Date in the case that the holder of a Note does not elect to convert such accrued and unpaid interest into shares of Common Stock, cash, as provided in subsection 1.10(e), in respect of any fraction of a share of Common Stock issuable upon such conversion and any other securities or property to which the holder becomes entitled upon conversion pursuant to this Section 1.10. Such conversion shall be deemed to have been effected immediately upon the Optional Conversion Date, and at such time the rights of the holder as holder of a Note shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

         (c) Conversion Value. The price at which any Note may be converted into Preferred Stock (the "Preferred Stock Conversion Value") pursuant to subsection 1.10(a) shall, subject to adjustment as hereinafter provided, be three dollars and fifty cents ($3.50) in principal amount of the Note for each share of Preferred Stock. The price at which any Note may be converted into Common Stock (the "Common Stock Conversion Value") pursuant to subsection 1.10(b) shall, subject to adjustment as hereinafter provided, be one dollar ($1.00) in principal amount of the Note or in accrued and unpaid interest thereon for each share of Common Stock.

         (d) No Dilution or Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Notes, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of shares of Preferred Stock or Common Stock issuable upon conversion of the Notes against dilution or other impairment. Without limiting the generality of the foregoing, the Company
(i) will not increase the par value of any shares of capital stock receivable on the conversion of the Notes above the amount payable therefor on such conversion, (ii) will take all action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the conversion of any Note from time to time outstanding, and (iii) will not transfer all or substantially all of its properties and assets to any other Person, or consolidate with or merge into any other Person or permit any such Person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other Person shall expressly assume in writing and will be bound by all the terms of the Notes.

         (e) Cash in Lieu of Fractional Shares. No fractional shares of Preferred Stock or Common Stock or script representing fractional shares shall be issued upon the conversion of a Note. Instead of any fractional shares of Preferred Stock or Common


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                                      -12-


Stock that would otherwise be issuable upon conversion of a Note, the Company shall pay to the holder of the Note that was converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Preferred Stock or Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) as the close of business on the Mandatory Conversion Date or Optional Conversion Date, as the case may be. The determination as to whether or not any fractional shares are issuable shall be based upon the total Notes being converted at any one time by and holder thereof, not upon each Note being converted.

         (f)      Notice of Record Date.  In the event of:

                  (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (ii) any capital reorganization of the Company, and reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

                  (iii) any voluntary or involuntary dissolution, liquidation or winding up of the Company;

then and in each such event the Company shall mail or cause to be mailed to each holder of a Note a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of capital stock of the Company shall be entitled to exchange their shares of capital stock of the Company for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least seven (7) days prior to the date specified in such notice on which such action is to be taken.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchasers that, except as set froth in the Disclosure Schedule attached as Schedule II (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is


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                                      -13-


taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

         SECTION 2.01  Organization, Qualifications and Corporate Power.

         (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and authority to own and hold its properties and to carry on its business as not conducted and as proposed to be conducted, to execute, deliver and perform the terms of this Agreement, the Notes, the Warrants, the Registration Rights Agreement with the Purchasers in the form attached as Exhibit E (the "Registration Rights Agreement") and the Stock Restriction Agreement with the Purchasers and Kennard H. Morganstern, in the form attached as Exhibit F (the "Stock Restriction Agreement"), to issue, sell and deliver the Notes and the Warrants, to issue and deliver the shares of Common Stock issuable upon exercise of the Warrants and conversion of the Notes pursuant to Section 1.10(b) hereof (collectively the "Common Conversion Shares") and, upon approval of the Charter Amendment at the Stockholders' Meeting and filing of the Charter Amendment with the Secretary of State of the State of New York, to issue and deliver the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Preferred Conversion Shares") and to issue and deliver the shares of Preferred Stock issuable upon conversion of the Notes pursuant to Section 1.10(a) hereof (the "Preferred Shares").

         (b) The Company has no subsidiaries. Except as set forth on the attached Schedule III, the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

         SECTION 2.02 Authorization of Agreements, Etc.

         (a) The execution and delivery by the Company of this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Stock Restriction Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Notes and Warrants and the issuance and delivery of the Common Conversion Shares upon exercise of the Warrants and conversion of the Notes have been and, upon approval of the Charter Amendment at the Stockholders' Meeting and the filing of the Charter Amendment with the Secretary of State of the State of New York, the issuance and delivery of the Preferred Conversion Shares upon conversion of the Preferred Shares and the Preferred Shares upon conversion of the Notes will be, duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter, the Charter as proposed to be amended by the Charter Amendment, or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company. No provision of the Stock Restriction Agreement violates, conflicts with, results in a breach of or constitutes (with due notice or lapse of time or both) a default under any indenture, agreement or other instrument to which the Company is bound or, to the best of the Company's knowledge, any other indenture, agreement or instrument (regardless, in each such case, of whether any such violation, conflict, breach or default relates to the Company or to another party to any such indenture, agreement or other instrument).

         (b) The Notes and the Warrants have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, with no personal liability attaching to the ownership thereof and will be free an clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. The Common Conversion Shares shave been duly reserved for issuance upon the exercise of the Warrants and the conversion of the Preferred Conversion Shares and the Notes, and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof except for any liability that may be imposed by applicable state statutes upon stockholders for wages or similar claims and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. Upon the approval of the Charter Amendment with the Secretary of State of the State of New York, the Preferred Shares will be duly reserved for issuance upon the conversion of the Notes and the Preferred Conversion Shares will be duly reserved for issuance upon the conversion of the Preferred Shares, and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock, with no person liability attaching to the ownership thereof except for any liability that may be imposed by applicable state statutes upon stockholders for wages or similar claims and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. Neither the issuance, sale or delivery of the Notes or the Warrants nor the issuance or delivery of the Common Conversion Shares, the Preferred Conversion Shares or the Preferred Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

         SECTION 2.03 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Notes, the Warrants, the Registration Rights Agreement and the Stock Restriction Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

         SECTION 2.04 Authorized Capital Stock. The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock, 1,000 shares of Class A Convertible Non-cumulative Preferred Stock, $.01 par value (the "Class A Stock") and 1,000 shares of Class B Convertible Non-cumulative Preferred Stock, $.01 par value (the "Class B Stock"). Immediately prior to the Closing, 2,788,829 shares of Common Stock, no shares of Class A Stock and no shares of Class B Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof except for any liability that may be imposed by applicable state statutes upon stockholders for wages or similar claims. The stockholders of record holding more than five (5%) percent of the outstanding Common Stock and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock, and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule IV. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Common Stock, the Class A Stock and the Class B Stock are as set forth in the Charter, a copy of which is attached as Exhibit C, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws. Upon the filing of the Charter Amendment with the Secretary of State of the State of New York, the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Preferred Stock will be as set forth in the Charter Amendment, a copy of which is attached as Exhibit D, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions will be valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached Schedule IV, (i) no person owns of record or is known to the Company to own beneficially five (5%) percent or more of the outstanding Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for the in the Charter or as set forth in the attached Schedule IV, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay and dividend or make any other distribution in respect thereof. Except for the Stock Restriction Agreement, to the best of the Company's knowledge there are no voting trusts or agreements, stockholders' agreement, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries (whether or not the Company or any of its subsidiaries is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and State securities laws.

         SECTION 2.05 Financial Statements. The Company has furnished to the Purchasers the audited balance sheet of the Company as of December 31, 1987 and the related statements of income, stockholders' equity and changes in financial position of the Company for the year ended December 31, 1987 and the unaudited balance sheet of the Company as of September 30, 1988 (the "Balance Sheet") and the related statements of income, stockholders' equity and changes in financial position of the Company for the nine (9) months ended September 30, 1988. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company as of December 31, 1987 and September 30, 1988, respectively, and the results of its operations and changes in financial position for the year ended December 31, 1987 and the nine (9) months ended September 30, 1988, respectively. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

         SECTION 2.06 Events Subsequent to the Date of the Balance Sheet. Since the date of the Balance Sheet, the Company has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

         SECTION 2.07 Litigation; Compliance with Law. There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis for any of the foregoing. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. The Company has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct is business as conducted and as proposed to be conducted. There is no existing law, rule, regulation or order, and the Company after due inquiry is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

         SECTION 2.08 Proprietary Information of Third Parties. To the best of the Company's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

         SECTION 2.09 Title to Properties. The Company has good and marketable title to its properties and assets reflected on the Balance Sheet or acquired by it since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

         SECTION 2.10. Leasehold Interests. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

         SECTION 2.11. Insurance. The Company holds valid policies covering all of the insurance required to be maintained by it under Section 5.05.

         SECTION 2.12 Taxes. The Company has filed all tax returns, Federal, state, county and local, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which the Company has become obligated pursuant to elections made by the Company in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation or (b) consent pursuant to Section 341(f) of the Code, relating to collapsible corporations. The Company's net operating losses for Federal income tax purposes, as set forth in the financial statements referred to in Section 2.05, are not subject to any limitations imposed by Section 382 of the Code and the full amount of such net operating losses are available to offset the taxable income of the Company for the current fiscal year and, to the extent not so used, succeeding fiscal years. Consummation of the transactions contemplated by this Agreement or by any other agreement, understanding or commitment (contingent or otherwise) to which the Company is a party or by which it is otherwise bound will not have the effect of limiting the Company's ability to use such net operating losses in full to offset such taxable income.

         SECTION 2.13 Other Agreements. Except as set forth in the attached
Schedule V(A), the Company is not a party to or otherwise bound by any written or oral contract or instrument or other restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. Except as set forth in the attached Schedule V(B), the Company is not a party to or otherwise bound by any written or oral:

                  (a) distributor, dealer, manufacturer's representative or sales agency contract or agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company (except for contracts which, in the aggregate, are not material to the business of the Company);

                  (b) sales contract which entitles any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's standard form contracts;

                  (c) contract with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

                  (d) contract or other commitment with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the contract when due or the occurrence of any other event;

                  (e) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

                  (f) contract for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

                  (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally);

                  (h) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

                  (i) guaranty of any obligation for borrowed money or otherwise;

                  (j) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement r elating to any securities of the Company;

                  (k) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

                  (l) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

                  (m) assignment, license or other agreement with respect to any form of intangible property;

                  (n) agreement under which it has granted any person any registration rights, other than the Registration Rights Agreement;

                  (o) agreement under which it has limited or restricted its right to compete with any person in any respect.

                  (p) other contract or group of related contracts with the same party involving more than $20,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company without penalty upon notice of thirty (30) days or less, but excluding any contract or group of contracts with a customer of the Company for the sale, lease or rental of the Company's products or services if such contract or group of contracts was entered into by the Company in the ordinary course of business; or

                  (q) other contract, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "Commission") as an exhibit to a registration statement on From S-1 if the Company were registering securities under the Securities Act of 1933, as amended (the "Securities Act").

The Company, and to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and the Company has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Charter and By-laws, as amended.

         SECTION 2.14 Patents, Trademarks, Etc. Set forth in Schedule II is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company.

         SECTION 2.15 Loans and Advances. The company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

         SECTION 2.16 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         SECTION 2.17 Significant Customers and Suppliers. No customer or supplier which was significant to the Company during the period covered by the financial statements referred to in Section 2.05 or which has been significant to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

         SECTION 2.18 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement or the Stock Restriction Agreement, the issuance, sale and delivery of the Notes or the Warrants or, upon conversion or exercise thereof, the issuance and delivery of the Common Conversion Shares, the Preferred Conversion Shares or the Preferred Shares, other than (i) in the case of the Preferred Conversion Shares and the Preferred Shares, the filing of the Charter Amendment with the Secretary of the State of New York, (ii) filings pursuant to state securities laws (all of which filings have been made by the Company) in connection with the sale of the Notes and the Warrants and (iii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

         SECTION 2.19 Disclosure. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, nor the Business Plan of the Company for 1989 (the "Business Plan"), contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Purchasers and their counsel in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or any of its subsidiaries. The financial projections and other estimates contained in the Business Plan were prepared by the

Company based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of the Business Plan, believed to be reasonable, but which the Company cannot and does not assure or guarantee the attainment of in any manner. As of the date hereof no facts have come to the attention of the Company which would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom. The Company has previously furnished to the Purchasers true and complete copies of its annual reports on Form 10-K for its fiscal years ended December 31, 1985, 1986 and 1987 (the "10-Ks") and of its quarterly reports on Form 10-Q for its fiscal quarters ended March 30, June 30 and September 30, in each of such fiscal years and for the fiscal year ended December 31, 1988 (the "10-Qs") as filed with the Securities and Exchange Commission (the "SEC"). Neither the 10-Ks, the 10-Qs, nor any other documents filed by the Company with the SEC, as of the dates they were respectively filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the 10-Ks and 10-Qs complied with all applicable rules of the SEC.

         SECTION 2.20 Offering of the Notes, the Warrants, the Common Conversion Shares, the Preferred Conversion Shares and the Preferred Shares. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes, the Warrants, the Common Conversion Shares, the Preferred Conversion Shares or the Preferred Shares or any security of the Company similar to the Notes, the Warrants, the Common Conversion Shares, the Preferred Conversion Shares or the Preferred Shares has offered the Notes, the Warrants, the Common Conversion Shares, the Preferred Conversion Shares or the Preferred Shares or any such similar security for sale to, or solicited any offer to buy the Notes, the Warrants, the Common Conversion Shares, the Preferred Conversion Shares or the Preferred Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Notes, the Warrants, the Common Conversion Shares, the Preferred Conversion Shares or the Preferred Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Notes, the Warrants, the Common Conversion Shares, the Preferred Conversion Shares or the Preferred Shares to the registration provisions of the Securities Act.

         SECTION 2.21 Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         SECTION 2.22 Officers. Set forth in Schedule II is a list of the names of the officers of the Company, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by the Company and its subsidiaries in 1989. None of such persons has an employment agreement or understanding, whether oral or written, with the Company or any of its subsidiaries, which is not terminable on notice by the Company or such subsidiary without cost or other liability to the Company or such subsidiary.

         SECTION 2.23 Transactions With Affiliates. No director, officer, employee or holder of five (5%) percent or more of the outstanding Common Stock of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

         SECTION 2.24 Employees. Each of the officers of the Company, each key employee and each other employee now employed by the Company who has access to confidential information of the Company has executed an Employment Agreement substantially in the form of Exhibit G (collectively, the "Employment Agreements"), and such agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he intends to terminate employment with the Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended.

         SECTION 2.25 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States real property holding corporation", as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

         SECTION 2.26 Authorization of Stockholders' Meeting. The Board of Directors of the Company has done all such things and taken all such action as is necessary under the laws of the State of New York, the Charter, the By-laws of the Company, and any agreement, indenture or instrument to which the Company is a party or by which it is bound, to approve the Charter Amendment, to recommend and submit the Charter Amendment to the stockholders for their approval at the Stockholders' Meeting and to call the Stockholders' Meeting for the purpose of approving the Charter Amendment.


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser severally represents and warrants to the Company that:

                  (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Notes and the Warrants;

                  (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

                  (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

                  (d) the Notes and the Warrants being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and

                  (e) it understands that (i) the Notes, the Warrants, the Common Conversion Shares, the Preferred Conversion Shares and the Preferred Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Notes and the Warrants and, upon conversion or exercise thereof, the Common Conversion Shares the Preferred Conversion Shares and the Preferred Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Notes, the Warrants, the Common Conversion Shares, the Preferred Conversion Shares and the Preferred Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect.

                                   ARTICLE IV

                          CONDITIONS TO THE OBLIGATIONS
                                OF THE PURCHASERS

         The obligation of each Purchaser to purchase and pay for the Notes and Warrants being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

         (a) Opinion of Company's Counsel. The Purchasers shall have received from Murtagh, Cohen & Byrne, counsel for the Company, an opinion dated the Closing Date, in form and scope satisfactory to the Purchasers and their counsel, to the effect that:

                  (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. The Company has no subsidiaries. The Company is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted and as proposed to be conducted. The Company has the corporate power and authority to execute, deliver and perform this Agreement, the Registration Rights Agreement and the Stock Restriction Agreement, to issue, sell and deliver the Notes and the Warrants, to issue and deliver the Common Conversion Shares upon exercise of the Warrants and conversion of the Notes and, upon the approval of the Charter Amendment at the Stockholders' Meeting and the filing of the Charter Amendment with the Secretary of the State of New York, to issue and deliver the Preferred Conversion Shares upon conversion of the Preferred Shares and to issue and deliver the Preferred Shares upon conversion of the Notes.

                  (ii) This Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Stock Restriction Agreement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject, as to enforcement of remedies, to the discretion of courts in awarding equitable relief, and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally), except that such counsel need not express any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

                  (iii) The execution and delivery by the Company of this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Stock Restriction Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Notes and the Warrants, the issuance and delivery of the Common Conversion Shares upon exercise of the Warrants and conversion of the Notes, and, upon approval of the Charter Amendment at the Stockholders' Meeting and the filing of the Charter Amendment with the Secretary of State of the State of New York, the issuance and delivery of the Preferred Conversion Shares upon conversion of the Preferred Shares and the issuance and delivery of the Preferred Shares upon conversion of the Notes, will not violate any provision of law, the Charter, the Charter as proposed to be amended by the Charter Amendment, or By-laws, as amended, of the Company, any order of any court or other agency of government or any indenture, agreement or other instrument known to such counsel to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties of assets of the Company. In rendering the foregoing opinion, such counsel may assume full disclosure to the Purchasers of all material facts and, with respect to performance by the Company of its obligations under the Registration Rights Agreement, may assume compliance by the Company at such time with the registration requirements of the Securities Act and with applicable state securities laws and may disclaim any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

                  (iv) The authorized capital stock to the Company consists of 5,000,000 shares of Common Stock, 1,000 shares of Class A Stock and 1,000 shares of Class B Stock. Immediately prior to the Closing, 2,788,829 shares of Common Stock no shares of Class A Stock and no shares of Class B Stock will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof except for any liability that may be imposed by applicable state statutes upon stockholders for wages or similar claims. Immediately prior to the Closing, the stockholders of record holding more than five (5%) percent of the outstanding Common Stock and holders of record of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, will be as set forth in Schedule IV. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Common Stock, the Class A Stock and the Class B Stock are as set forth in the Charter, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws (subject, as to enforcement, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Upon the filing of the Charter Amendment with the Secretary of State of the State of New York, the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Preferred Stock will be as set forth in the Charter Amendment, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions will be valid, binding, enforceable and in accordance with all applicable laws (subject, as to enforcement, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Except as set forth in
         Schedule IV, to the knowledge of such counsel, immediately prior to the Closing no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or acquire equity securities of the Company will be authorized or outstanding and there will be no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in Schedule IV or as provided for in the Charter, to the knowledge of such counsel the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                  (v) The Notes, the Warrants, and the Common Conversion Shares have been and, upon the approval of the Charter Amendment at the Stockholders' Meeting and the filing of the Charter Amendment with the Secretary of State of the State of New York, the Preferred Conversion Shares and the Preferred Shares will be, duly authorized, The issuance, sale and delivery of the Notes and the Warrants and the issuance and delivery of Common Conversion Shares upon exercise of the Warrants and conversion of the Notes, have been and, upon the approval of the Charter Amendment at the Stockholders' Meeting and the filing of the Charter Amendment with the Secretary of State of the State of New York, the issuance of the Preferred Shares upon conversion of the Notes and the issuance of the Preferred Conversion Shares upon conversion of the Preferred Shares will be, duly authorized by all required corporate action; the Notes and the Warrants have been validly issued with no personal liability attaching to the ownership thereof and, to the knowledge of such counsel, are free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement; and the Common Conversion Shares have been and, upon the approval of the Charter Amendment at the Stockholders' Meeting and the filing of the Charter Amendment with the Secretary of State of the State of New York, the Preferred Conversion Shares and the Preferred Shares will be, duly reserved for issuance upon exercise of the Warrants or conversion of the Preferred Shares or the Notes, as the case may be and, when so issued, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof except for any liability that may be imposed by applicable state statutes upon stockholders for wages or similar claims and, to the knowledge of such counsel, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. Neither the issuance, sale or delivery of the Notes or the Warrants nor the issuance or deliver of the Conversion Shares, the Preferred Conversion Shares or the Preferred Shares is subject to any preemptive right of stockholders of the Company arising under law or the Charter Amendment or By-laws of the Company, each as amended, or, to the knowledge of such counsel, to any contractual right of first refusal or other right in favor of any person.

                  (vi) Except as described in Schedule II, to the knowledge of such counsel there is no (A) action, suit, claim, proceeding or investigation pending or threatened against or affecting the Company, at law or in equity, or before or by and Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (B) arbitration proceeding relating to the Company pending under collective bargaining agreements or (C) governmental inquiry pending or threatened against or affecting the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit). To the knowledge of such counsel, the Company is not in default with respect to any order, writ, injunction or decree known to such counsel of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                  (vii) To the knowledge of such counsel, no third party has claimed that any person employed by or affiliated with the Company has violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, or disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

                  (viii) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration or filing with, and no consent or approval of, or other action by any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Stock Restriction Agreement, the issuance, sale and delivery of the Notes or the Warrants or, upon conversion or exercise thereof, the issuance and delivery of the Common Conversion Shares, the Preferred Conversion Shares or the Preferred Shares, other than (i) in the case of the Preferred Conversion Shares and the Preferred Shares, the filing of the Charter Amendment with the Secretary of State of New York and (ii) filings pursuant to state securities laws (all of which filings have been made by the Company). In rendering the foregoing opinion with respect to performance by the Company of its obligations under the Registration Rights Agreement, such counsel may assume compliance by the Company at such time with the registration requirements of the Securities Act and with applicable state securities laws and may disclaim any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

                  (ix) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Article III, the issuance, sale and delivery of the Notes and the Warrants to be sold to the Purchasers on the Closing Date, under the circumstances contemplated by this Agreement, are exempt from the registration requirements of the Securities Act, and the issuance and delivery of the Common Conversion Shares, the Preferred Conversion Shares and the Preferred Shares upon exercise of the Warrants and conversion of the Preferred Shares and the Notes, as the case may be, as contemplated hereby, will be exempt from such requirements.

                  (x) All of the outstanding shares of Common Stock have been issued in compliance with the registration requirements of the Securities Act and all applicable state securities laws.

         (b) Representations and Warranties to be True and Correct. The representations and warranties contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of the Company shall have certified to such effect to the Purchasers in writing.

         (c) Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Treasurer of the Company shall have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

         (d) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         (e) Purchase by Other Purchasers. Each Purchaser shall have purchased and paid for the Notes and Warrants being purchased by it on the Closing Date, and the aggregate purchase price paid by all of the Purchasers for the Notes and Warrants being purchased by them on the Closing Date shall be at least $1,000,000.

         (f) Supporting Documents. The Purchasers and their counsel shall have received copies of the following documents:

                  (i) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Charter and By-laws of the Company as in effect on the date of such certification; (B) as to the due incorporation and good standing of the Company and listing all documents of the Company on file with the Secretary of State of the State of New York; (C) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company approving the Charter Amendment, calling the Stockholders' Meeting and authorizing the execution, delivery and performance of this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the

         Stock Restriction Agreement, the issuance, sale and delivery of the Notes and Warrants and the reservation, issuance and delivery of the Common Conversion Shares, Preferred Conversion Shares and the Preferred Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Notes, the Warrants, contemplated by this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Stock Restriction Agreement; (D) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (B) above; (E) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Notes, the Warrants, the Registration Rights Agreement or any of the Stock Restriction Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (i); (F) that the Company shall deliver to the Purchasers, as soon as practicable after the Closing, the Charter, certified as of a recent date by the Secretary of State of the State of New York and a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all excise taxes by the Company and listing all documents of the Company on file with said Secretary;

                  (ii) a certificate of the Treasurer of the Company dated the Closing Date and certifying as to the payment of all excise taxes by the Company; and

                  (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

         (g) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement.

         (h) Election of Directors. The number of directors constituting the entire Board of Directors shall have been fixed at six (6) and the following persons shall have been elected as the directors and shall each hold such position as of the Closing Date: Harvey Cohen, John R. Hoover, Kennard H. Morganstern, Yoshiyuki Naqashima and Albert T. Sommers as the directors elected solely by the holders of the Common Stock and Kenneth W. Rind as the director nominated by the holders of the Notes and the Warrants.

         (i) Stock Restriction Agreement. The Stock Restriction Agreement shall have been executed and delivered by the Company and Kennard H. Morganstern.

         (j) Employment Agreements. Copies of the Employment Nondisclosure and Developments Agreements shall have been delivered to counsel for the Purchasers.

         (k) Preemptive Rights. All stockholders of the Company having any preemptive, first refusal or other rights with respect to the issuance of the Notes, the Warrants, the Conversion Shares, the Preferred Conversion Shares or the Preferred Shares shall have irrevocably waived the same in writing.

         (l) Waivers and Consents. The Company shall have obtained, in form and substance satisfactory to the Purchasers, any and all waivers and consents required under any agreement, indenture or instrument to which the Company is a party or by which it is bound and shall have delivered copies of any such waivers and consents to the Purchasers and their counsel, including, without limitation, (i) the Loan Agreement dated as of July 7, 1985 between the Company and Edward Weck & Company, Inc., as amended, (ii) the Term Loan Agreement dated as of June 30, 1986 between the Company and The Bank of New York, as amended and
(iii) the Agreement dated as of May 11, 1983 between the Company and American Sterilizer Company.

         (m) Fees of Purchasers' Counsel. The Company shall have paid in accordance with Section 7.01 the fees and disbursements of Purchasers' counsel invoiced at the Closing.

All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         Except as set forth in Section 5.26, the Company covenants and agrees with each of the Purchasers that so long as any of the Notes, the Warrants, the Preferred Shares or the Common Conversion Shares issued upon conversion of the Notes are outstanding:

         SECTION 5.01 Financial Statements, Reports, Etc. The Company shall furnish to each Purchaser:

                  (a) as soon as possible and in any event within five (5) days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the statement of the Chief Financial Officer of the Company setting forth details of such Event of Default or event and the action which the Company proposes to take with respect thereto;

                  (b) within ninety (90) days after the end of each fiscal year of the Company a balance sheet of the Company as of the end of such fiscal year and the related statements of income, stockholders' equity and changes in financial position for the fiscal year then ended, prepared in accordance with generally accepted accounting principals and certified by a firm of independent public accounts of recognized national standing selected by the Board of Directors of the Company;

                  (c) within forty-five (45) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year) a balance sheet of the Company and the related statements of income, stockholders' equity and changes in financial position, unaudited but prepared in accordance with generally accepted accounting principals and certified by the Chief Financial Officer of the Company, such balance sheet to be as of the end of such fiscal quarter and such statements of income, stockholders' equity and changes in financial position to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case with comparative statements for the corresponding period in the prior fiscal year;

                  (d) at the time of delivery of each annual financial statement pursuant to Section 5.01(b), a certificate executed by the Chief Financial Officer of the Company stating that such officer has caused this Agreement, the Notes and the Warrants, and, upon the issuance thereof, the Common Conversion Shares, the Preferred Conversion Shares and the Preferred Shares, to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement, the Notes or the Warrants or, upon the issuance thereof, the Common Conversion Shares, the Preferred Conversion Shares or the Preferred Shares or, if such officer has such knowledge, specifying such default and the nature thereof; and

                  (e) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

         SECTION 5.02 Right of First Refusal. The Company shall, prior to any issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to each Purchaser by written notice the right, for a period of thirty (30) days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that the first refusal rights of the Purchasers pursuant to this Section 5.02 shall not apply to securities issued
(A) upon conversion of any of the notes or the Preferred Conversion Shares or exercise of any of the Warrants, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock,
(C) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are listed in Schedule IV as being outstanding on the Closing Date, (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (E) pursuant to a firm commitment underwritten public offering, (F) pursuant to the exercise of options to purchase Common Stock granted to employees of the Company, not to exceed in the aggregate 500,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock) less the number of shares (as so adjusted) issued pursuant to options outstanding on the date of this Agreement and listed in Schedule IV pursuant to clause (C) above (the shares exempted by this clause (F) being hereinafter referred to as the "Reserved Employee Shares"), and (G) upon the exercise of any right which was not itself in violation of the terms of this Section 5.02. The Company's written notice to the Purchasers shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. Each Purchaser may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall promptly sell and such Purchaser shall buy, upon the terms specified, the number of securities agreed to be purchased by such Purchaser. Notwithstanding the foregoing, if the Purchasers agree, in the aggregate, to purchaser more than the full number of securities offered by the Company, then each Purchaser accepting the Company's offer shall first be allocated the lesser of (i) the number of securities which such Purchaser agreed to purchase and (ii) the number of securities as is equal to the full number of securities offered by the Company multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock held by such Purchaser as of the date of the Company's notice of offer (treating such Purchaser, for the purpose of such calculation, as the holder of the number of shares of Common Stock which would be issuable to such Purchaser upon conversion, exercise or exchange of all securities (including but not limited to the Preferred Shares) held by such Purchaser on the date such offer is made, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock) and the denominator of which shall be the aggregate number of shares of Common Stock (calculated as aforesaid) held on such date by all Purchasers who accepted the Company's offer, and the balance of the securities (if any) offered by the Company shall be allocated among the Purchasers accepting the Company's offer in proportion to their relative equity ownership interests in the Company (calculated as aforesaid), provided that no Purchaser shall be allocated more than the number of securities which such Purchaser agreed to purchase and provided further that in cases covered by this sentence all Purchasers shall be allocated among them the full number of securities offered by the Company. The Company shall be free at any time prior to ninety
(90) days after the date of its notice of offer to the Purchasers, to offer and sell to any third party or parties the number of such securities not agree by the Purchasers to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Purchasers. However, if such third party sale or sales are not consummated within such ninety (90) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 5.02.

         SECTION 5.03 Reserve for Preferred shares, Common Conversion Shares and Preferred Conversion Shares. The Company shall at all time reserve and keep available out of its authorized but unissued shares of Common Stock and, upon the approval of the Charter Amendment at the Stockholders' Meeting and the filing of the Charter

Amendment with the Secretary of State of the State of New York, out of its authorized but unissued shares of Preferred Stock, for the purpose of effecting the exercise of the Warrants and the conversion of the Preferred Shares and the Notes, and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock and Preferred Stock as shall be sufficient to effect the exercise of the Warrants and the Conversion of the Preferred Shares and Notes, from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock and/or Preferred Stock shall not be sufficient to effect the exercise of the Warrants and the conversion of the Preferred Shares and the Notes, or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorize but unissued shares of Common Stock and/or Preferred Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock and Preferred Stock upon the exercise of the Warrants and the conversion of the Preferred Shares and the Notes.

         SECTION 5.04 Corporate Existence. The Company shall maintain and cause any subsidiary which it may create to maintain their respective corporate existence, rights and franchises in full force and effect.

         SECTION 5.05 Properties, Business, Insurance. The Company shall maintain and cause any subsidiary which it may create to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall also maintain in effect a "key person" life insurance policy, payable to the Company, on the life of Kennard H. Morganstern (so long as he remains an employee of the Company), in the amount of $1,000,000. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If requested by Purchasers holding at least a majority of the outstanding Notes and Warrants, the Company will add one designee of such Purchasers as a notice party for each such policy and shall request that the issuer of each policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

         SECTION 5.06 Inspection, Consultation and Advice. The Company shall permit and cause any subsidiary which it may create to permit each Purchaser and such persons as it may designate, at such Purchaser's expense, to visit and inspect any of the properties of the Company and any such subsidiary, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and any such subsidiary with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and any such subsidiary as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

         SECTION 5.07 Restrictive Agreements Prohibited. Neither the Company nor any subsidiary which it may create shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement or the Charter.

         SECTION 5.08 Transaction with Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any subsidiary which it may create shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any subsidiary which it may create, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

         SECTION 5.09 Expenses of Directors. The Company shall promptly reimburse in full, each director of the Company who is not an employee of the Company and who was nominated by the holders of the Notes and the Warrants, or, upon the approval of the Charter Amendment at the Stockholders' Meeting, the filing of the Charter Amendment with the Secretary of State of the State of New York and the creation of the Preferred Stock, elected by the holders of the Preferred Shares, for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

         SECTION 5.10 Use of Proceeds. The Company shall use the proceeds from the sale of the Notes and the Warrants solely (i) for the repayment of $260,000 in principal amount of debt to Edward Weck & Company, Inc., ("Weck") pursuant to the Supply Agreement dated as of July 7, 1985 between the Company and Weck, (ii) for the repayment of $300,000 of principal amount of debt to Medical Investment Associates and Robert Liebowitz and (iii) for working capital.

         SECTION 5.11 Board of Directors Meetings. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter. The Company shall permit each Purchaser who holds of record or beneficially at least twenty-five (25%) percent of the Common Conversion Shares and Preferred Conversion Shares issued or issuable upon exercise of the Warrant or conversion of the Notes or the Preferred Shares or its designee to have one representative attend each meeting of the Board of Directors of the Company and each meeting of any committee thereof and to participate in all discussions during each such meeting. The Company shall send to each such Purchaser and designee the notice of the time and place of such meeting in the same manner and at the same time as it shall send such notice to its directors or committee members, as the case may be. The Company shall also provide to each such Purchaser and designee copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the Board of Directors or committee, except for information reasonably designated as classified information by the Board of Directors.

         SECTION 5.12 Compensation. The Company shall not pay to its management compensation in excess of that compensation customarily paid to management in companies of similar size, of similar maturity, and in similar businesses.

         SECTION 5.13 By-laws. The Company shall at all times cause its By-laws to provide that unless otherwise required by the laws of the State of New York,
(i) any two directors and (ii) the director nominated by the holders of the Notes and the Warrants, or, upon the approval of the Charter Amendment at the Stockholders' Meeting, the filing of the Charter Amendment with the Secretary of State of the State of New York and the creation of the Preferred Stock, elected by the holders of the Preferred Shares, shall have the right to call a meeting of the Board of Directors or stockholders. The Company shall at all times maintain provisions in its By-laws and/or Charter indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of New York.

         SECTION 5.14 Performance of Contracts. The Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the Employment Agreement without the consent of that member of the Company's Board of Directors nominated by the holders of the Notes and the Warrants or, upon the approval of the Charter Amendment at the Stockholders' Meeting, the filing of the Charter Amendment with the Secretary of State of the State of New York and the creation of the Preferred Stock, elected by the holders of the Preferred Shares.

         SECTION 5.15 Vesting of Reserved Employee Shares. The Company shall not grant to any of its employees options to purchase Reserved Employee Shares which will become exercisable at a rate in excess of 20% per annum from the date of such grant without the unanimous written consent of that member of the Company's Board of Directors nominated by the holders of the Notes and the Warrants or, upon the approval of the Charter Amendment at the Stockholders' Meeting, the filing of the Charter Amendment with the Secretary of State of the State of New York and the creation of the Preferred Stock, elected by the holders of the Preferred Shares.

         SECTION 5.16 Employment Agreements. The Company shall use its best efforts to obtain, and shall cause its subsidiaries to use their best efforts to obtain, an Employment Agreement in substantially the form of Exhibit G from all future officers, key employees and other employees who will have access to confidential information of the Company or any of its subsidiaries, upon their employment by the Company or any of its subsidiaries.

         SECTION 5.17 Mergers, Sale of Assets, Etc. of Subsidiaries. The Company shall not permit any subsidiary which it may create to consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any such subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other such subsidiary, or (ii) merge into or sell or transfer assets to the Company.

         SECTION 5.18 Maintenance of Ownership of Subsidiaries. The Company shall not sell or otherwise transfer any shares of capital stock of any subsidiary which it may create, except to the Company or another such subsidiary, or permit any such subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any such subsidiary, except to the Company or another such subsidiary.

         SECTION 5.19 Distributions by Subsidiaries. The Company shall not permit any subsidiary which it may create to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another such subsidiary.

         SECTION 5.20 Compliance with Laws. The Company shall comply, and cause any subsidiary which it may create to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

         SECTION 5.21 Keeping of Records and Books of Account. The Company shall keep, and cause any subsidiary which it may create to keep, adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         SECTION 5.22 Change in Nature of Business. The Company shall not make, or permit any subsidiary which it may create to make, any material change in the nature of its business as set forth in the Business Plan.

         SECTION 5.23 U.S. Real Property Interest Statement. Upon a written request by any Purchaser, the Company shall provide such Purchaser with a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to any Purchaser shall be delivered to such Purchaser within ten (10) days of such Purchaser's written request therefor. The Company's obligation to furnish a written statement pursuant to this Section 5.24 shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an established securities market.

         SECTION 5.24 Punctual Payment. The Company shall pay the principal of and interest on each of the Notes at the times and place and in the manner provided in the Notes and herein.

         SECTION 5.25 Authorization of Preferred Stock. The Company will use its best efforts to cause, on or before June 30, 1989, the adoption at the Stockholder Meeting of the Charter Amendment, including the authorization of the Preferred Stock, such efforts to include soliciting the proxies of the Company's stockholders to approve such authorization and filing.

         SECTION 5.26 Restrictions. At any time when the Notes or the Common Conversion Shares issued upon conversion of the Notes are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Charter, and in addition to any other vote required by law or the Charter, without the approval of the holders of at least two-thirds of the Common Conversion Shares issued or issuable upon conversion of the Notes.

         (a) Create or authorize the creation of any additional class or series of shares of stock, except for the Preferred Stock, or increase the authorized amount of the Preferred Stock to an amount in excess of that set forth in the Charter Amendment or increase the authorized amount of any additional class or series of shares of stock or create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class or series of stock, except for the Preferred Stock, whether any such creation, authorization or increase shall be by means of amendment to the Charter or by merger, consolidation or otherwise;

         (b) Consent to any liquidation, dissolution or winding up of the Company or consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets;

         (c) Amend, alter or repeal the Charter or By-laws of the Company in a manner which adversely affects the rights of the holders of the Note, the Warrants, the Common Conversion Shares or the Preferred Conversion Shares;

         (d) Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common stock from former employees of the Company who acquired such shares directly from the Company, if each such purchase is made pursuant to contractual rights held by the Company relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Company for such shares; or

                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) The Company shall fail to pay any installment of principal of any of the Notes when due; or

         (b) The Company shall default in the performance of any covenant contained herein for ten (10) days; or

         (c) Any representation or warranty made by the Company in this Agreement or by the Company (or any officers of the Company) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect when made in any material respect; or

         (d) The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Notes or the Warrants on its part to be performed or observed and any such failure remains unremedied for ten (10) business days after written notice thereof shall have been given to the Company by any registered holder of the Notes; or

         (e) The Company shall fail to pay any Indebtedness for borrowed money (other than as evidenced by the Notes) owing by the Company or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement or the Notes) evidencing or securing or relating to any Indebtedness owing by the Company when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period), if the effect of such failure to pay or perform is to accelerate, or to permit the holder or holders of such Indebtedness, or the trustee or trustees under any such agreement or instrument to accelerate, the maturity of such Indebtedness, unless such failure to pay or perform shall be waived by the holder or holders of such Indebtedness or such trustee or trustees; or

         (f) The Company shall be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or governing body, the commencement of such a voluntary case; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iv) by the entry of an order for relief in any involuntary case commenced under said Title 11, and such order shall not be released or vacated within twenty (20) days after its entry; (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alternation of the rights of creditors, or by its consenting to or acquiescing in such relief; (vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property, and such order shall not be released or vacated within twenty (20) days after its entry or (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

         (g) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy;

then, and in any such event, the Purchaser or any other holder of the Notes may, by notice to the Company, declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under subsection 6.01(g) in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

         SECTION 6.02 Annulment of Defaults. Section 6.01 is subject to the condition that, if at any time after the principal of any of the Notes shall have become due and payable, and before any judgment or decree for the payment of the monies so due, or any thereof, shall have been entered, all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except the principal of the Notes which by such declaration shall have become payable) shall have been duly paid, and every other default and Event of Default shall have been made good or cured, then and in every such case the holders of seventy-five percent (75%) or more in principal amount of all Notes then outstanding may, by written instrument filed with the Company, rescind an annual such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.01 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, that the Company shall pay the fees and disbursements of the Purchasers' special counsel, Testa, Hurwitz & Thibeault, in connection with such transactions and the subsequent amendment or enforcement thereof.

         SECTION 7.02 Survival of Agreements. All covenants, agreements, representations and warranties made herein or in the Registration Rights Agreement, the Notes, the Warrants, the Stock Restriction Agreement, or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement, the Notes, the Warrants, the Registration Rights Agreement or the Stock Restriction Agreement, shall survive the execution and delivery of this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Stock Restriction Agreement, the issuance, sale and delivery of the Notes and Warrants, and the issuance and delivery of the Common Conversion Shares, the Preferred Conversion Shares and the Preferred Shares and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

         SECTION 7.03 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understanding made or claimed to have been made by such party with any third party.

         SECTION 7.04 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of the Notes, the Warrants, the Common Conversion Shares, the Preferred Conversion Shares or the Preferred Shares.

         SECTION 7.05 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or telexed in the case of non-U.S. residents, addressed as follows:

                  (a) if to the Company, at 225 Underhill Boulevard, Syosset, New York 11791, Attention: President, with a copy to Harvey Cohen, Esq., Murtagh, Cohen & Byrne, 1122 Franklin Avenue, Garden City, New York 11530; and

                  (b) if to any Purchaser, at the address of such Purchaser set forth in Schedule I, with a copy to James P. O'Hare, Esq., Testa, Hurwitz & Thibeault, Exchange Place, 53 State Street, Boston, Massachusetts 02109;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

         SECTION 7.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7.07 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

         SECTION 7.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 7.09 Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding Common Conversion Shares (i) issued or issuable upon exercise of the Warrants and conversion of the Preferred Shares in the event the Preferred Shares have been issued to the Purchasers or (ii) issued or issuable upon exercise of the Warrants and conversion of the Notes, in the event the Preferred Shares have not been issued to the Purchasers.

         SECTION 7.10 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         SECTION 7.11 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

         SECTION 7.12 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         (a) "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the obligor's balance sheet as liabilities, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined in accordance with applicable Statements of Financial Accounting Standards.

         (b) "Person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or agency or political subdivision thereof, or entity.

         (c) "Subsidiary" shall mean, as to the Company, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

         SECTION 7.13 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in preparation of the financial statements delivered pursuant to Section 2.05 hereof, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with such principles.



              **REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.**

         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                          MEDICAL STERILIZATION, INC.


                                          By:____________________

[Corporate Seal]                          Title:_________________

Attest:


______________________
Secretary
                                          PURCHASERS:

                                          OXFORD VENTURE FUND III,
                                          LIMITED PARTNERSHIP

                                          By:      Oxford Partners III,
                                                   Limited Partnership
                                                   General Partner

                                          By:      _______________________
                                                   General Partner



                                          OXFORD VENTURE FUND III
                                          ADJUNCT, LIMITED PARTNERSHIP

                                          By:      Oxford Partners III A,
                                                   Limited Partnership
                                                   General Partner

                                          By:      _______________________
                                                   General Partner

         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                          MEDICAL STERILIZATION, INC.


                                          By:________________________

[Corporate Seal]                          Title:_____________________

Attest:


______________________
Secretary
                                          PURCHASERS:

                                          OXFORD VENTURE FUND III,
                                          LIMITED PARTNERSHIP

                                          By:      Oxford Partners III,
                                                   Limited Partnership
                                                   General Partner

                                          By:________________________
                                                   General Partner



                                          OXFORD VENTURE FUND III
                                          ADJUNCT, LIMITED PARTNERSHIP

                                          By:      Oxford Partners III A,
                                                   Limited Partnership
                                                   General Partner

                                          By:_________________________
                                                   General Partner


393LMM5962/1.198377-1

                                   SCHEDULE I

                                   Purchasers




                                       Principal                      Aggregate
Name and                                Amount          Warrant        Purchase
Address of Purchaser                   of Notes         Shares          Price
--------------------                   --------         ------          -----

Oxford Venture Fund III,                  $800,000        228,572      $800,000
Limited Partnership
266 Main Street
Stamford, CT  06902

Oxford Venture Fund III                    200,000         57,143       200,000
Adjunct, Limited Partnership
266 Main Street
Stamford, CT  06902
                                        ----------        -------    ----------
                                        $1,000,000        285,715    $1,000,000

                                   SCHEDULE II

                               Disclosure Schedule

         Section 2.05. The loss for the nine months ended September 30, 1988 was $164,370. The estimated loss for the year will be approximately $400,000.

         Section 2.06. Since September 30, 1988, the Company has redeemed the outstanding shares of Class A and Class B stock; has issued notes for $550,000 held by Bernard Livingston ($400,00), Constance K. Livingston ($100,000) and Michael Morris ($50,000), maturing December 31, 1989 to replace notes which matured December 31, 1988; has authorized the issuance of warrants to purchase 545,715 shares of common stock at $3.50 per share; has agreed to pay Weck $260,000 on an account payable and to pay Medical Investment Associates $250,000 and Robert Liebowitz $50,000 in repayment of loans which were due December 31, 1988 and were extended by oral agreement to January 31, 1989; has negotiated with Bank of New York for a new loan agreement, with Norstar Bank for a line of credit and a term loan agreement, and with an investing client of Michael Morris for a loan of $200,000. The Norstar Bank loans would require payment of Bank of New York's loan and transfer of collateral from that bank to Norstar.

         Section 2.07. The only outstanding matters in litigation are:

                (1) McKenzie Associates, Inc. vs. General Sterilization Services, Inc. (now the Company) and D.H. Blair, Inc. commenced in 1982 in The Supreme Court of the State of New York, County of Nassau. The Company and D.H. Blair Co., Inc. were named as defendants in an action which commenced August 17, 1983 by an investment advisor alleging failure to pay for services rendered, breach of agreement and a conspiracy to deprive plaintiff of monies and Company stock, and claiming damages in the amount of $112,500. The Company has agreed to indemnify D.H. Blair & Co., Inc. for damages suffered by reason of this action. Special counsel to the Company is of the opinion that the likelihood of an unfavorable outcome in this litigation is remote.

                (2) Shamrock Technologies, Inc. vs. Medical Sterilization, Inc. and Robert S. Luniewski, commenced in 1988 in the United States District Court, Eastern District of New York, Civil Action No. 88-1681. The Company and Robert
S. Luniewski, its Vice-President, were named as defendants in an action which commenced on June 3, 1988 by a Company alleging patent infringement and breach of an Employment Agreement and a Trade Secret Agreement. The Complainant is seeking damages and a permanent injunction from processing by methods which allegedly infringed the patent and violated trade secrets. Special patent counsel to the Company is of the opinion that the compliant is without merit.

         Section 2.08.  See Section 2.07 (2) above.

         Section 2.09. The loan owed to the Bank of New York is collateralized by the Company's accounts receivable, surgical instruments and containers. The loans owed to Weck are collateralized by steam and gas sterilizers and ultrasonic and tunnel washers and second lien on the collateral given to the Bank of New York.

         Section 2.14. The Company has no patents, patent rights, etc.

         Section 2.14. The Company has already disclosed the Shamrock litigation.

         Section 2.15. Employee loans may be granted for medical or other emergency on approval of the President and Vice-President in an amount not exceeding $500.

         Section 2.17. The Company is in default under its Supply Agreement with Weck, a significant supplier, which will be cured on January 31, 1989.

         Section 2.19. In the Company's Business Plan for 1989, there is a reference to "A Business Opportunity." In the Profit & Loss for 1989 the Company shows revenues and expenses relating to "Soft-Pack." There are no agreements executed regarding this product and service, although the parties orally agreed to proceed. The failure to proceed at this time would use the revenues and expenses to be delayed.

         Section 2.20. The Company has discussed the issuance of notes to two other parties including the client of Michael Morris. No agreement has been rescheduled with either.

         Section 2.22. The officers of the Company and their salaries for 1989 are:

        Name                              Position                  Salary
        ----                              --------                  ------

Kennard H. Morganstern           Chairman of Board & President       95,000
Robert S. Luniewski              Vice-President, Operations          82,000
Philip J. McCann, Jr.            Vice-President, Marketing           75,000
Michael G. Fogarty               Vice-President, Quality Assurance   75,000
                                   & Regulatory Affairs
John M. Sharpe, Jr.              Treasurer                           70,000
Harvey Cohen                     Secretary                           ______


         Section 2.23. Mr. Luniewski, Senior Vice-President of the Company, is an officer of Precision Micron Powders, Inc., a distributor of products of the Company pursuant to an agreement which has been delivered to counsel for the Purchasers. AMSCO, a holder of more than 5% of the Company's stock, is a vendor of the Company.

         Harvey Cohen, Secretary and Director of the Company, is a partner of Murtagh, Cohen & Byrne, counsel for the Company.

                                  SCHEDULE III

                                  Subsidiaries

         The Company does not have subsidiaries as that term is defined in
Section 7.12 of the Agreement. It does have 100 shares (50%) of the outstanding stock of Medical Sterilization Realty, Inc. ("Realty"). The remaining 100 shares are held as follows: 50 shares by medical Investment Associates, 10 shares by Robert Liebowitz, 20 shares by Bernard Livingston and 20 shares by Constance K. Livingston.

         The Company's 100 shares have been pledged to the above persons to secure the repayment of their loans to the Company in the aggregate amount of $500,000 and the performance of an agreement to exercise the option under the Company's Lease under certain conditions. The Company expects to pay off the loans held by Medical Investment Associates and Robert Liebowitz on or about January 31, 1989 and Mr. and Mrs. Livingston will continue to hold the collateral.

         Realty has one asset - the lease of the Company with Barlich Realty Inc. and, in particular, the option to purchase the demised premises between August 1, 1989 and February 1, 1990 for the price of $4,400,000 or between August 1, 1994 and February 1, 1995 for the price of $4,900,000. Realty entered into a sublease with the Company.

         Copies of the Lease, the Loan Agreement dated December 23, 1986, the Assignment of Lease, the Pledge Agreement, the Sublease, and the exclusive agency letter agreement have been supplied to counsel for the Purchasers.

                                   SCHEDULE IV

                                Security Holders



                                    Number of Shares
Name                               Beneficially Owned      Percent of Class
----                               ------------------      ----------------

Kennard H. Morganstern                  257,900                  9.2%
American Sterilizer Company             263,356                  9.4%
Dr. William C. Cartinhour, Jr.          300,000                 10.8%
Sumitomo Heavy Industries, Ltd.         271,429                  9.7%


                                 Option Holders

                               Name                         Number of Shares
                              ------                       -------------------
                 Carl W. Bruch                                 5,000
                 John R. Hoover                                5,000
                 Julius H. Jacobson                            5,000
                 Philip J. McCann, Jr.                        50,000
                 Marimargret Reichert                          5,000
                 Michael G. Fogarty                           50,000
                 H. Robert Catchcart                           5,000
                 Henry R. Karpe                                1,000
                 Thomas Healy                                  2,500
                 Kennard H. Morganstern                       25,000
                 Robert S. Luniewski                          25,000
                 Calvin Ripman                                 2,000
                 Alfonso Iannucci                             10,000
                 Retta Sengstock                               5,000
                 Mildred Simms                                 3,000
                 David B. Morganstern                          3,000
                 Robert C. Becker                             10,000
                 John M. Sharpe, Jr.                          10,000

                                           Warrant Holders

                               Name                   Number of Shares
                              ------                 -------------------
                 D. H. Blair                                    63,884
                 Murray Koppelman                                6,992
                 Wallace Steinberg                              48,214
                 David Nachamie                                    723
                 Vincent Coakley                                   723
                 Preston Bank                                    5,744
                 Cherie L. Bank                                  1,343
                 Patricia B. Bank                                1,343
                 Ray Eder                                        7,716
                 Gay Eder                                        1,343
                 Andrew Eder                                     1,343
                 James Eder                                      1,343
                 Elliot Eder                                     1,343
                 Andrew Eder, Cust. for                          1,343
                   Samuel B. Eder
                 Sylvan Fry                                      6,789
                 Harold S. & Maxine Levy                         6,789
                 Irving Goldstein                                3,357
                 Harvey Cohen                                    6,789
                 Kennard H. Morganstern                         33,570
                 Dennis Telischak                               13,562
                 Richard Brown                                  13,562
                 David Olson                                     2,712
                 Harold Werner                                   1,356
                 Wallace Steinberg*                             26,106
                 Richard Lyman*                                 26,106
                 *Transferred to Wallace
                   Steinberg on 7/6/87
                 Ronald Nash                                    17,359
                 Ronald Weiss                                   17,359
                 Lee Casty                                      15,189
                 Bodan Turynsky                                    136
                 James Carney                                    1,763
                 Martin Cohen                                      407
                 Joseph Pardi, Jr.                               3,598
                 Stuart Travis                                   3,591
                 Lawrence Kobren                                 1,498
                 Brad Silver                                     1,498
                 Linda Wooley                                      686
                 Randolph K. Pace                                6,535

                               Name                   Number of Shares
                              ------                 -------------------

                 Donald Erenberg                                 4,901
                 Howard D. Sterling                              3,268
                 Lawrence K. Fleischman                          1,634
                 Faith Griffin                                   1,634
                 George Carhart                                  1,307
                 Harvey Kohn                                     1,307
                 Carey Sukoff                                      654
                 Bernard Notas                                     327
                 Arnold Weinberg                                   327
                 Michael Pincus                                    163
                 Medical Investment                              8,414
                   Associates
                 Constance K. Livingston                         3,365
                 Bernard Livingston                              3,365
                 Robert Liebowitz                                1,683
                 Ben Shames                                      5,610
                 Ben Shames                                      5,610
                 Herbert B. Ehrlich                              5,610
                 Bernard Livingston                             15,000
                 Ben Shumes                                     25,000
                 Michael L. Morris                              13,333
                 Mark R. Resnick                                15,000
                 Michael L. Morris                               6,667
                 William C. Cartinhour, Jr.                     80,000
                 Medical Investment                             25,000
                   Associates
                 Robert Liebowitz                                5,000
                 Ben Shames, Trustee                             9,999
                 Bernard Livingston                             10,000
                 Constance K. Livingston                        10,000
                 Ben Shames, Trustee                             6,665
                 Bernard L. Livingston,                         25,000
                   Trustee
                 Patricia H. Steets                              5,000
                 Ben Shames, Trustee                            10,000
                 Ben Shames                                     10,000
                 Mark R. Resnick                                 4,000
                 Robert S. Luniewski                            13,000
                                                                ------

                                                                         592,233


         In addition on January 25, 1989 the Board of Directors authorized the issuance of the following warrants:

Bernard S. Livingston ITF Jennifer Cooke                         20,000
Bernard S. Livingston ITF Allison Cooke                          20,000
Patricia H. Steets                                               20,000
Ben Shames                                                       40,000
Michael L. Morris                                                10,000
Kennard H. Morganstern                                           90,000
Harvey Cohen                                                     20,000
Oxford **                                                       285,715
Client of Morris **                                              40,000
                                                                 ------

                                                                         545,715
                                                                       1,137,948

**Subject to consummation of sale of Notes

         The Number of shares set forth above have been adjusted by reason of anti-dilution provisions in the warrants.

         In addition, by agreement dated May 11, 1983 with American Sterilizer Company ("Amsco"), Amsco has the right to acquire additional shares. This right has been waived.

         In addition, by agreement with Edward Weck & Company, Inc. ("Weck"), in the event the Company issues additional shares, or securities convertible into common stock, Weck has the option to purchase such number of shares or quantities that will maintain the proportion of ownership which the number of shares Weck can obtain under said agreement has to the number of shares the Company has outstanding prior to such issuance.

                              SCHEDULE V(A) and (B)

                                  SCHEDULE V(A)

                                      NONE

                                  SCHEDULE V(B)


         Section 2.13. (a) & (p) The Company, Precision Micron Powders, Inc. and Robert S. Luniewski entered into an agreement on July 25, 1988 regarding the processing of teflon powders.

         Section 2.13. (g) The Company has a 1983 Stock Option Plan, which was amended in 1986 authorizing issuance of Incentive Stock Options and Non-Qualified Stock Options in an aggregate amount of 250,000 shares. The Company proposed to increase the authorized shares to 500,000. Of this amount, options to purchase 221,500 shares have been granted.

         Section 2.13. (g) The Company has also a bonus plan with Robert Becker, Industrial Sales Manager, Philip McCann, Marketing Director of the hospital business and Calvin Repman, supervisor of contract services.

         Section 2.13. (h) The Company has already set forth agreements relating to outstanding loans from Medical Investment Associates, Robert Liebowitz, Bernard Livingston, Constance K. Livingston, Michael Morris and the Bank of New York. In addition, the Company entered into a Loan Agreement and a Supply Agreement with Edward Weck & Co. In 1988 the Company obtained a loan of $500,000 from Dr. William C. Cartinhour, Jr. The Company also has combined loans of $450,000 from Dr. Morganstern and $100,000 from Harvey Cohen.

         Section 2.13. (j) As previously disclosed, Weck and Amsco had rights to purchase stock. Amsco has waived its right permanently. Weck has waived it right in connection with this transaction.

         Section 2.13. (n) The existing warrants have certain registration rights and the agreement with Sumitomo has registration rights.

         Section 2.13. The Company is in default in payment of certain loans and obligations as set forth on Schedule II, Section 2.06 and Section 2.17.


393LMM5962/1.198377-1